AGREEMENT

IT IS AGREED this 11 day of December, 1999, effective December 15, 1999, by and between S. Craig Scott ("SCS") and Bion Environmental Technologies, Inc. ("BION") as follows:

WHEREAS BION is entering into an agreement ("D2 AGREEMENT") with D2 CO. ("D2") concerning management, consulting and financing; and

WHEREAS D2 requires that BION and certain major shareholders and/or creditors of BION, including SCS, agree to certain conditions as partial consideration for the D2 AGREEMENT with BION; and

WHEREAS SCS considers the D2 AGREEMENT to be in the best interests of BION and is willing to accept the following conditions;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein:

1) SCS agrees to exchange all $2.25 Warrants (18,000 as of 11/30/99) for $2.25 options under the 1994 Incentive Plan and to exercise the options by canceling existing long term promissory note ($40,949.23 as of 11/30/99) subsequent to $3,000,000 net additional funding of BION. Any excess to the promissory note balance will result in additional shares being issued as if the number of options were greater, or will be paid in cash at closing at the option of Bion.

2) SCS agrees to recommend and support a registered exchange including BION Class X Warrants and BION Class Z Warrants with tentative exchange ratios as follows:
          1 Class X Warrant = 0.3 registered BION common shares; and
          1 Class Z Warrant = 0.15 registered BION common shares;
provided, however, that based on events subsequent hereto the proposed exchange ratios may need to be adjusted to insure fairness to all holders or BION may elect to not proceed with the proposed exchange on any terms.

3) SCS acknowledges that D2 AGREEMENT will entail material management re-arrangement at all levels of BION, both immediately and over time which may alter the services required by BION from SCS; and SCS agrees to cooperate with BION and D2 in all transitions.

Bion Environmental Technologies, Inc.    S. Craig Scott

By: /s/ Mark A. Smith                    by: /s/ S. Craig Scott
   Authorized Officer                       S. Craig Scott